UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 Glaukos Way
Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2022, the Board of Directors (the “Board”) of Glaukos Corporation (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). In addition to purely ministerial or minor conforming changes, these amendments principally provide for the following:

●	Advance Notice—Universal Proxy. The amendments incorporate the new universal proxy rule (Rule 14a-19) promulgated by the U.S. Securities and Exchange Commission (“SEC”) into the advance notice provisions applicable to director nominations in Section 2.4 of the Bylaws. A new provision has also been added to Section 2.4 of the Bylaws to require a stockholder providing advance notice of director nominations to provide reasonable evidence, within 5 business days prior to the meeting, that it has met the universal proxy requirements of Rule 14a-19 and to provide that if a stockholder does not comply with the requirements of the SEC’s universal proxy rule, including soliciting at least 67% of the voting power of shares entitled to vote in the election of directors, the nomination may be disregarded.

●	Advance Notice—General. Amendments to the advance notice provisions in Section 2.4 of the Bylaws also: (i) require that the nominee represent that he or she intends to serve an entire term if elected, (ii) permit the Board to require proposed nominees to be interviewed by the Board or a committee of the Board, (iii) require that all notices, documents or other information required to be delivered pursuant to the advance notice provisions be delivered in writing to the Company’s principal executive officers as provided in a new Section 2.15 of the Bylaws, and (iv) clarify that a stockholder’s obligation to update and supplement its notice to the Company of business or director nominations will not limit the Company’s rights, extend any deadlines or allow for any amendment or update of any previously-submitted proposal or any new proposal.

●	Other Updates. The amendments to the Bylaws also include the following additional updates: (i) revisions relating to adjournment procedures for meetings of stockholders to address recent amendments to the Delaware General Corporation Law (“DGCL”); (ii) revisions to require any stockholders directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors; (iii) elimination of the requirement to make a stockholder list available for examination at meetings of stockholders as provided for by the recent DGCL amendments; and (iv) revisions to clarify the right of the Board to postpone, reschedule or cancel any previously scheduled meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Amended and Restated Bylaws of Glaukos Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION

By:	/s/ Alex R. Thurman
Name: Alex R. Thurman
Title: Senior Vice President & Chief Financial Officer

Date: December 21, 2022